Exhibit 99.1

Except where the context requires otherwise, references to “Catalent,” the “Company,” “we,” “us,” and “our” refer to Catalent, Inc., together with its consolidated subsidiaries.

Preliminary Unaudited Results for the Quarter and Year Ended June 30, 2018

The financial information presented below reflects certain preliminary financial results based upon information available to us as of the date hereof, is not a comprehensive statement of our financial results for the three months or the fiscal year ended June 30, 2018, has not been audited or reviewed by our independent registered public accounting firm and should not be viewed as a substitute for full, audited financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Our actual reported results may differ materially from this preliminary financial information. During the course of the preparation of our audited consolidated financial statements and related notes, additional adjustments to the preliminary financial information presented below may be identified. Any such adjustment or other development arising between now and the time that we finalize our financial results may be material. Accordingly, you should not place undue reliance on this preliminary financial information.

The following table sets forth ranges for our estimated net revenue, earnings before income tax, EBITDA, other adjustments, Adjusted EBITDA and Adjusted Net Income per share for the three months ended June 30, 2018 and the fiscal year ended June 30, 2018. EBITDA, Adjusted EBITDA and Adjusted Net Income are not defined under U.S. GAAP, are not measures of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and are subject to important limitations. For definitions of EBITDA, Adjusted EBITDA and Adjusted Net Income, see Exhibit 99.1 to Catalent’s Current Report on Form 8-K filed on May 1, 2018 with the SEC. Certain columns that appear to be added in the table may not sum to the amounts indicated because the sums are derived independently from data not included in the table rather than the summing process indicated.

The closest comparable U.S. GAAP financial measure to our measures of EBITDA and Adjusted EBITDA is earnings from continuing operations, and the closest comparable U.S. GAAP financial measure to our measure of Adjusted Net Income is net earnings. We cannot currently estimate earnings from continuing operations and net earnings for the three months or the fiscal year ended June 30, 2018, primarily due to the complexity of the calculation of, and the fact that we have not yet completed our determination of, U.S. GAAP income tax expense/(benefit). Therefore, the following table reconciles our estimated and actual earnings before income tax to EBITDA, Adjusted EBITDA and Adjusted Net Income per share for the periods presented in this table.

	Three Months Ended		Fiscal Year Ended
	2018	2017	2018	2017
	(estimated)	(actual)	(estimated)	(actual)
(in millions, except per share data)
Estimated net revenue	$683 - $686	$617	$2,461 - $2,464	$2,075
Estimated earnings before income tax	87 - 89	69	150-152	136
Estimated interest expense, net	31	23	112	90
Estimated depreciation and amortization	53	37	191	146
Estimated EBITDA	171 - 173	131	453 - 455	372
Estimated other adjustments	8	28	96	78

Estimated Adjusted EBITDA	$179 - 181	$159	$549 - 551	$450

Estimated depreciation expense	35	27	127	102
Estimated interest expense, net	30	23	111	90

Estimated pre-tax Adjusted Net Income (ANI)	114 - 116	109	311 - 313	258
Estimated ANI tax rate	25.5% - 27%	24%	25.5% - 27%	28%
Estimated ANI tax expense	30 - 31	26	80 - 84	72

Estimated Adjusted Net Income	$83 - 86	$83	$227 - 233	$186

Weighted average diluted share count(1)	135	127	133	127

Estimated ANI per share—diluted	$0.62 - $0.64	$0.65	$1.71 - $1.75	$1.46

(1)	Does not include the shares offered in connection with our previously announced underwritten public offering of $400 million of our common stock.

The following table sets forth ranges for our estimated segment revenue and estimated Segment EBITDA for the three months ended June 30, 2018 and the fiscal year ended June 30, 2018. Certain columns that appear to be added in the table may not sum to the amounts indicated because the sums are derived independently from data not included in the table rather than the summing process indicated.

	Three Months Ended		Fiscal Year Ended
	2018	2017	2018	2017
	(estimated)	(actual)	(estimated)	(actual)
(in millions)
Softgel Technologies
Estimated net revenue	$240 - 241	$257	$917 - 918	$855
Estimated Segment EBITDA	58 - 59	65	195 - 196	191
Drug Delivery Solutions
Estimated net revenue	348 - 349	270	1,172 - 1,173	910
Estimated Segment EBITDA	110 - 111	91	319 - 320	242
Clinical Supply Services
Estimated net revenue	106 - 111	99	429 - 430	349
Estimated Segment EBITDA	21 - 22	17	76 - 77	55
Estimated intersegment revenue elimination	(11 - 12)	(10)	(57 - 58)	(39)
Estimated unallocated costs	(18 - 19)	(43)	(137 - 138)	(116)
Estimated combined total
Estimated net revenue	$683 - $686	$617	$2,461 - 2,464	$2,075

Estimated EBITDA	$171 - $173	$130	$453 - $455	$372

Discussion of Estimated Fourth Quarter 2018 Net Revenue, Adjusted EBITDA, and Adjusted Net Income

We currently estimate that net revenue will be in the range of approximately $683 to $686 million for the three months ended June 30, 2018, which would represent an increase in the range of approximately $66 to $69 million, or approximately 11%, from the $617 million of net revenue we recorded for the three months ended June 30, 2017. The estimated growth in net revenue is primarily driven by contributions from our acquisition of Catalent Indiana in October 2017, which is included within our Drug Delivery Solutions segment. Excluding the impacts of acquisitions and foreign exchange fluctuations, we estimate net revenue in the current period will range from comparable to the prior-year period to a 1% decrease, primarily driven by a contractual settlement in the prior-year period within our Drug Delivery Solutions segment and a reduction in product participation revenue, partially offset by increased volume from our biologics offerings and increased end-market demand for products within our blow-fill-seal technology platform within our Drug Delivery Solutions segment.

We currently estimate that Adjusted EBITDA will be in the range of approximately $179 to $181 million for the three months ended June 30, 2018, which would represent an increase in the range of approximately $20 to $22 million, or approximately 13% to 14%, from the $159 million of Adjusted EBITDA we recorded for the three months ended June 30, 2017. The increase is primarily due to the contribution from our acquisition of Cook Pharmica LLC (now Catalent Indiana, LLC, “Catalent Indiana”) in October 2017, which is included within our Drug Delivery Solutions segment. Excluding the impacts of acquisitions and foreign exchange fluctuations, we estimate an increase in Adjusted EBITDA of approximately 6% to 8%, primarily driven by increased volume from our biologics offerings and increased end-market demand for products within our blow-fill-seal technology platform within our Drug Delivery Solutions segment, partially offset by the timing of a contractual settlement in the prior-year period within our Drug Delivery Solutions segment and a reduction in product participation revenue.

The estimated other adjustments of $8 million for the three months ended June 30, 2018 are primarily driven by acquisition- and integration-related costs and U.S. GAAP restructuring expenses, offset with unrealized foreign currency gains in the quarter.

We currently estimate that Adjusted Net Income will be in the range of approximately $83 to $86 million for the three months ended June 30, 2018, which is consistent with the $83 million we recorded in the three months ended June 30, 2017. Current period depreciation expense, interest expense and diluted share count are higher than the previous quarter due to the acquisition of Catalent Indiana in October 2017 and its related financings. In the table above, “Estimated ANI tax rate” refers to both (i) the impact of the tax effect of adjustments to Adjusted Net Income, which is computed by applying the statutory tax rate in the jurisdictions where net revenue occurs to the income or expense items that are adjusted in the period presented, and (ii) discrete period income tax expense/(benefit) items, which are unusual or infrequently occurring items, primarily including changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior-year tax position, the deferred tax impact of changes in tax law.

Discussion of Estimated Fiscal 2018 Net Revenue, Adjusted EBITDA, and Adjusted Net Income

We currently estimate that net revenue will be in the range of approximately $2,461 to $2,464 million for the fiscal year ended June 30, 2018, which would represent an increase in the range of approximately $386 to $389 million, or approximately 19%, from the $2,075 million of net revenue we recorded for the fiscal year ended June 30, 2017. The estimated growth in net revenue is primarily driven by contributions from recent acquisitions. We acquired Catalent Indiana in October 2017, which is included within our Drug Delivery Solutions segment, Accucaps in February 2017, which is included within our Softgel Technologies segment, and Pharmatek in September 2016, which is included within our Drug Delivery Solutions segment. Excluding the impact of acquisitions and foreign exchange, we estimate an increase in net revenue of approximately 4% to 5%, primarily driven by increased volume in our storage and distribution business and lower-margin comparator sourcing within our Clinical Supply Services segment and favorable end-market demand for products within our Drug Delivery Solutions segment, partially offset by a reduction in product participation revenue. This estimated increase is consistent with our target long-term growth rate range for organic revenue growth of 4% to 6%. This target is forward-looking, and subject to significant risks, uncertainties and contingencies, many of which are beyond our control, and for a discussion of some of these risks, uncertainties and contingencies, see “Forward-Looking Statements” herein and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2017, December 31, 2017 and March 31, 2018.

We currently estimate that Adjusted EBITDA will be in the range of approximately $549 to $551 million for the fiscal year ended June 30, 2018, which would represent an increase in the range of approximately $99 to $101 million, or approximately 22% from the $450 million of Adjusted EBITDA we recorded for the fiscal year ended June 30, 2017. This increase is primarily due to the contribution from the acquisitions of Catalent Indiana, Accucaps and Pharmatek discussed above. Excluding the impact of acquisitions, we estimate an increase in Adjusted EBITDA of approximately 3% to 4%, primarily driven by increased volume within our Clinical Supply Services segment as discussed above and favorable end-market demand for products within our biologics business within our Drug Delivery Solutions segment, partially offset by a reduction in product participation revenue and decreased EBITDA due to a prior-year contractual settlement within our Drug Delivery Solutions segment. This estimated increase, after accounting for foreign exchange fluctuations, is consistent with our target long-term growth rate range for organic Adjusted EBITDA growth of 6% to 8%. This target is forward-looking, and subject to significant risks, uncertainties and contingencies, many of which are beyond our control, and for a discussion of some of these risks, uncertainties and contingencies, see “Forward-Looking Statements” herein and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2017, December 31, 2017 and March 31, 2018.

The estimated other adjustments of $96 million, for the fiscal year ended June 30, 2018 are primarily driven by acquisition- and integration-related costs, non-cash equity compensation, financing expenses related to the Catalent Indiana acquisition, U.S. GAAP restructuring, and impairments, partially offset by foreign exchange gains.

We currently estimate that Adjusted Net Income will be in the range of approximately $227 to $233 million for the fiscal year ended June 30, 2018, which would represent an increase in the range of approximately $41 to $47 million, or 23% to 25%, from the $186 million of Adjusted Net Income we recorded for the fiscal year ended June 30, 2017. This increase is primarily driven by the factors affecting estimated Adjusted EBITDA described above, offset with increased current-year depreciation expense, interest expense, and diluted share count related to the acquisition of Catalent Indiana in October 2017 and its related financings, the Accucaps acquisition in February 2017, and the Pharmatek acquisition in September 2016.

Forward Looking Statements

The information above contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified because they relate to the topics set forth above or by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: participation in a highly competitive market and increased competition may adversely affect Catalent’s business; demand for Catalent’s offerings which depends in part on their customers’ research and development and the clinical and market success of their products; product and other liability risks that could adversely affect Catalent’s results of operations, financial condition, liquidity, and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on the business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political, and regulatory risks to Catalent’s operations; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks, and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures, including active pharmaceutical ingredients, excipients, purchased components, and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar and other foreign currencies including as a result of the recent U.K. referendum to exit from the European Union; adverse tax legislative or regulatory initiatives or challenges to Catalent’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisitions and other transactions that may complement or expand the business of Catalent or divest of non-strategic businesses or assets and Catalent’s ability to successfully integrate acquired businesses and realize anticipated benefits of such acquisitions; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in disputes; additional cash contributions required to fund Catalent’s existing pension plans; substantial leverage resulting in the limited ability of Catalent to raise additional capital to fund operations and react to changes in the economy or in the industry; exposure to interest rate risk to the extent of Catalent’s variable rate debt and preventing Catalent from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s preliminary prospectus supplement filed July 23, 2018 with the SEC, Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed August 28, 2017 with the SEC, Catalent’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, filed February 5, 2018 with the SEC, Catalent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed May 1, 2018 with the SEC, and Exhibit 99.4 to its Current Report on Form 8-K, filed September 25, 2017 with the SEC. All forward-looking statements speak only as of the date hereof or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.